EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of ClickSoftware Technologies Ltd. on Form S-8 of our report dated February 16, 2006, appearing in the Annual Report on Form 20-F of ClickSoftware Technologies Ltd. for the year ended December 31, 2005.


Brightman Almagor & Co.
Certified Public Accountants
A Member Firm Of Deloitte Touche Tohmatsu

Tel Aviv, Israel
May 25, 2006